Exhibit 99.1

Universal City Florida Holding Co. I and Universal City Florida Holding Co. II and UCFH I Finance, Inc. and UCFH II Finance, Inc. Announce Extension of Exchange Offer

Orlando, Fl., April 27, 2005 — Universal City Florida Holding Co. I and Universal City Florida Holding Co. II and UCFH I  Finance, Inc. and UCFH II Finance, Inc. (collectively, “Holdings”) announced today that they have extended their previously announced exchange offer (the “Exchange Offer”)  to exchange their floating rate senior notes due 2010 which have been registered under the Securities Act of 1933 (the “New Floating Rate Notes”) for a like principal amount of their outstanding floating rate senior notes due 2010 (the “Old Floating Rate Senior Notes”) and to exchange their 8 3/8% senior notes due 2010 which have been registered under the Securities Act of 1933 (the “New Fixed Rate Notes”) for a like principal amount of their outstanding 8 3/8% senior notes due 2010 (the “Old Fixed Rate Notes”, together with the Old Floating Rate Notes, the “Old Notes”).

The Exchange Offer, previously scheduled to expire at 5:00 p.m., New York City time, on April 27, 2005, will expire at 5:00 p.m., New York City time, on May 4, 2005, unless further extended. All other terms and conditions of the Exchange Offer remain the same.

As of 5:00 p.m., New York City time, on April 27, 2005, approximately $297.6 million (out of $300.0 million) in aggregate principal amount of the Old Floating Rate Notes had been tendered in exchange for the like principal amount of New Floating Rate Notes. In addition, as of 5:00 p.m., New York City time, on April 27, 2005, $150.0 million (out of $150.0 million) in aggregate principal amount of the Old Fixed Rate Notes had been tendered in exchange for the like principal amount of New Fixed Rate Notes.

The extension is intended to allow additional time for the holders of the remaining outstanding Old Floating Rate Notes to tender in exchange for the New Floating Rate Notes. As a result of the extension, tenders of the Old Notes, received to date, may continue to be withdrawn at any time on or prior to the new expiration date. There can be no assurance that the Exchange Offer will further extended.

The Old Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release is not an offer of the Old Notes or the New Notes for sale or a solicitation of an offer to purchase the Old Notes or the New Notes. The Exchange Offer is subject to all the terms and conditions set forth in the Prospectus dated March 30, 2005, previously delivered to holders of the Old Notes.

Forward Looking Statements

Certain statements appearing in this release are “forward-looking statements.”  Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information.  When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements.  Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks;  the loss of material intellectual property rights used in our business; and the seasonality of our business.  There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this release.

Contact:  Media Contact, Universal Orlando Public Relations,  407-363-8220